                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                 PRINTWARE, INC.



     The undersigned, of full age, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 302A, Minnesota Statutes and all amendments thereto, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

     The name of the corporation shall be Printware, Inc.

                                   ARTICLE II

     The location and post office address of the corporation's registered office in the State of Minnesota shall be 1833 Lamplight Drive, Woodbury, Minnesota 55125.

                                   ARTICLE III

     The total authorized number of shares of the corporation shall be Twenty-Five Million (25,000,000).
                                   ARTICLE IV
     The names and post office addresses of the first directors of the corporation are as follows:

          Name                                Address
          ----                                -------
     Allen E. Taylor                    1833 Lamplight Drive
                                        Woodbury, Minnesota

     Donald V. Mager                    186 East 95th Street Circle
                                        Bloomington, Minnesota

     Brian D. Shiffman                  3656 Robin Lane
                                        Minnetonka, Minnesota

     The term of office of each of the first directors shall be until his or her successor is elected and has qualified, or until his or her earlier death, resignation, removal or disqualification. The number of directors of the corporation shall not be greater than eleven (11), and each director shall hold office until his or her successor is elected and has qualified, or until his or her earlier death, resignation, removal or disqualification.

                                    ARTICLE V

     The name and post office address of the incorporator is as follows:

          Name                          Address
          ----                          -------
     Donna M. Watz                 Mackall, Crounse & Moore
                                   1600 TCF Tower
                                   Minneapolis, Minnesota  55402

                                   ARTICLE VI

     The shareholders of the corporation shall not have the preemptive right to subscribe for and to purchase any or all of the shares or other securities or rights to purchase shares or other securities of the corporation, now or hereafter authorized. The shareholders of the corporation shall not have the right of cumulative voting.

                                   ARTICLE VII

     An action required or permitted to be taken at a meeting of the directors may be taken by written action signed by all of the directors, and in the case of an action which need not be approved by the shareholders, such action may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the directors at which all directors were present. The directors shall have the authority to establish more than one class or series of shares.

     IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of May, 1985.

                                       /s/   Donna M. Watz
                                       --------------------------------------
                                       Donna M. Watz, Incorporator


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this 14th day of May, 1985, by Donna M. Watz.


                                       /s/    Jean M. Hanska
                                       --------------------------------------
                                        Notary Public

(NOTARIAL SEAL)

                        State of Minnesota      -See instructions on reverse
               Office of the Secretary of State  side for completing this form.

                CERTIFICATE OF CHANGE OF REGISTERED OFFICE

                                       by
- -------------------------------------------------------------------------------
Name of Corporation
         Printware, Inc.
- -------------------------------------------------------------------------------

Pursuant to Minnesota Statutes Section 301.33, 302A.123, or 317.19, the undersigned hereby certifies that the Board of Directors of the above named Minnesota corporation has resolved to change the corporation's registered office:

- -------------------------------------------------------------------------------
F     Address
R  (No. & Street)   1833 Lamplight Drive
O -----------------------------------------------------------------------------
M   City                                 County                    Zip
                    Woodbury                 Ramsey        MN         55125
- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------
      Address
T  (No. & Street)   1385 Mendota Heights Road
O -----------------------------------------------------------------------------
    City                                 County                    Zip
                    St. Paul                Dakota        MN         55120
- -------------------------------------------------------------------------------


The effective date of this change will be the ________________________ day of ____________________, 19______ or the day of filing of this certificate with the Secretary of State, whichever is later.


- -------------------------------------------------------------------------------
Name of Officer or Other Authorized Agent of Corporation   Signature
   Donald V. Mager                                          /s/ Donald V. Mager
- -------------------------------------------------------------------------------
Title or Office                                            Date
   President                                                 3/10/87
- -------------------------------------------------------------------------------
                       REQUIRED FOR 302A CORPORATIONS ONLY


STATE OF MINNESOTA
County of     Dakota      ss.

     The foregoing instrument was acknowledged before me this 10th day of
March, 1987.      /s/ Patricia A. Reynolds
                  ---------------------------------   (Notarial Stamp)
                  Notary Public


       Do not write below this line.  For Secretary of State's use only.

- -------------------------------------------------------------------------------
          Receipt Number                       File Data
- -------------------------------------------------------------------------------



SC-001404

                               STATE OF MINNESOTA
                               SECRETARY OF STATE
                     NOTICE OF CHANGE OF REGISTERED OFFICE/
                                REGISTERED AGENT

      Please read the instructions on the back before completing this form.

1.   Corporate Name:

       Printware, Inc.
     -------------------------------------------------------------------------

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

       1270 Eagan Industrial Road          St. Paul        MN        55121
     -------------------------------------------------------------------------
               Street                        City         State     Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota corporations):

       None
     -------------------------------------------------------------------------
     If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME.

In compliance with MINNESOTA STATUTES, SECTION 302A.123, 303.10, 308A.025, 317A.123 OR 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in MINNESOTA STATUTES SECTION 609.48 as if I had signed this certificate under oath.



/s/  Thomas W. Petschauer - Vice President
- ----------------------------------------------
     Signature of Authorized Person

Name and Telephone Number of a Contact Person:  CORY LOMEN     (612) 456-1407
                                              --------------------------------
                                                    PLEASE PRINT LEGIBLY

                                                         OFFICE USE ONLY
Filing Fee:    Minnesota Corporations,
               Cooperatives and Limited
               Liability Companies: $35.00.

               Non-Minnesota Corporations: $50.00.

               Make checks payable to
               Secretary of State

Return to:     Minnesota Secretary of State
               180 State Office Bldg.
               100 Constitution Ave.
               St. Paul, MN 55155-1299
               (612)296-2803

03930275 Rev. 5/93

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                 PRINTWARE, INC.

     I, the undersigned, Daniel A. Baker, Ph.D., the President of Printware, Inc. (the "Company"), a corporation subject to the provisions of Chapter 302A of the Minnesota Statutes, known as the Minnesota Business Corporation Act, do hereby certify that the resolutions hereinafter set forth were duly adopted by the affirmative vote of a majority of the shareholders present and entitled to vote at a Special Meeting of the Shareholders held on April 25, 1996:

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby declares a one-for-four reverse stock split on the authorized and outstanding shares of Common Stock of the Company held by all shareholders of record as of the close of business on April 25, 1996 (the "Record Date"), with each holder of record of Common Stock of the Company as of the Record Date to be deemed the holder of one share of Common Stock for each four shares of Common Stock owned by such holder as of such date.

     FURTHER RESOLVED, that fractional shares of the Common Stock shall not be issued, and the Chief Financial Officer of the Company hereby is authorized and directed to pay to shareholders who would otherwise receive fractional shares of Common Stock pursuant to the foregoing reverse stock split an amount of cash equal to the fair market value of such fractional shares on the Record Date, which fair market value is hereby determined for this purpose to be $3.00 per share (on a post-reverse split basis).

     FURTHER RESOLVED, that in conjunction with and after giving effect to the reverse stock split approved hereby, Article III of the Company's Articles of Incorporation is hereby amended in its entirety to read as follows:

                                  "ARTICLE III

          The authorized capital stock of this Corporation shall consist of Fifteen Million (15,000,000) shares of Common Stock, no par value, and One Million (1,000,000) shares of Preferred Stock. The Preferred Stock may be issued from time to time as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is authorized, by adopting resolutions providing for the issuance of Preferred Stock of any particular series, to establish the number of shares of Preferred Stock to be included in each such series, and to fix the par value, designation, relative powers, preferences, rights, qualifications, limitations and restrictions thereof, including without limitations the right to create voting, dividend and liquidation preferences greater than those of Common Stock."

     IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of April, 1996.



                                   /s/   Daniel A. Baker, Ph.D., President
                                 --------------------------------------------
                                 Daniel A. Baker, Ph.D., President